Exhibit 99.1

Healthaxis Board of Directors Declines Ebix Offer

IRVING, Texas--(BUSINESS WIRE)--Healthaxis Inc. (NASDAQ: HAXS) announced today its response to an unsolicited offer by Ebix, Inc. to purchase Healthaxis. The Healthaxis Board of Directors carefully evaluated the Ebix proposal with the assistance of its financial and legal advisors. After evaluating both the terms proposed by Ebix and those set forth in the Agreement and Plan of Merger to which Healthaxis and BPO Management Services, Inc. are parties, the Healthaxis Board of Directors concluded that the terms proposed by Ebix are substantially inferior to the terms set forth in the pending transaction with BPO Management Services. Accordingly, the Healthaxis Board of Directors determined that it is not in the best interests of Healthaxis or its shareholders to pursue discussions with Ebix on the basis of the terms set forth in its proposal and has respectfully declined the Ebix offer.

About Healthaxis Inc.

Healthaxis (NASDAQ: HAXS) is an innovative provider of healthcare payer solutions. By combining technology and services Healthaxis can deliver value to payers and their customers. The company offers fully integrated business process outsourcing and claims administration systems that incorporate advanced technology solutions. Healthaxis' technology is time tested, scalable and offered on an ASP basis. With its Best Shore capability Healthaxis can offer competitive, high quality BPO services in four locations – Dallas, Texas; Castle Dale, Utah; Montego Bay, Jamaica and Jaipur, India. Their Smart Front End® enables payers the ultimate flexibility in network re-pricing delivering to their legacy system a fully edited, clean, pre-priced claim to ensure the highest levels of auto adjudication. Healthaxis’ claims administrations systems technology solutions provide an end to end cost competitive solution for all sizes of payers: enrollment, data capture, administration, claims, customer service, print distribution and web services. For information on Healthaxis products and services, call (800) 519-0679 or visit the website at www.healthaxis.com.

Forward-looking statements:

Statements that are not purely historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Risk Factors" in our most recently filed Form 10-K. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

Additional Information and Where to Find It:

Healthaxis is considering entering into a merger transaction with BPO Management Services, Inc. ("BPOMS"). In connection with the proposed merger transaction, Healthaxis and BPOMS will be filing a joint proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. Investors and security holders of Healthaxis and BPOMS are urged to read the joint proxy statement and other relevant documents filed with the SEC when they become available, because they will contain important information. Healthaxis investors and security holders may obtain free copies of the joint proxy statement and other documents when they become available by contacting Healthaxis Investor Relations through the Healthaxis website at www.healthaxis.com, or by mail at Healthaxis Investor Relations, 7301 State Highway 161, Suite 300, Irving, TX 75039, Attn: Ron Herbert, or by telephone at (972) 443-5000. BPOMS investors and security holders may obtain free copies of the joint proxy statement and other documents when they become available by contacting BPOMS Investor Relations through the BPOMS website at www.bpoms.com, or by mail at BPOMS Investor Relations, 1290 N. Hancock Street, Suite 200, Anaheim, CA 92807, or by telephone at (714) 974-2670. In addition, documents filed with the SEC by either BPOMS or Healthaxis are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

Healthaxis, BPOMS and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed merger transaction. Information concerning the special interests of these directors, executive officers and other members of management and employees in the proposed merger transaction will be included in the joint proxy statement of BPOMS and Healthaxis described above. Information regarding Healthaxis’ directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and information regarding BPOMS’ directors and executive officers is also available in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. These documents are available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at each of BPOMS and Healthaxis as described above.

CONTACT:
Healthaxis Inc.
Ron Herbert, CFO, 972-443-5000
rherbert@healthaxis.com